FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity California Municipal Trust

Series Number	3
Fund	Fidelity California Short-Intermediate Tax-Free Bond Fund
Trade Date	11/23/2010
Settle Date	12/02/2010
Security Name	CA ST 4% 11/01/13
CUSIP	13063BJG8
Price	106.011
Transaction Value	$1,855,192.50
Security Name	CA ST 4% 11/01/14
CUSIP	13063BKE1
Price	106.365
Transaction Value	$1,345,517.25
Class Size	346,000,000
% of Offering	0.87%
Underwriter Purchased From	RBC Capital Markets
Underwriting Members: (1)	RBC Capital Markets
Underwriting Members: (2)	Citigroup, Inc.
Underwriting Members: (3)	Siebert Branford Shank & Co., L.L.C.
Underwriting Members: (4)	Backstrom McCarley Berry & Co., LLC
Underwriting Members: (5)	Barclays Capital
Underwriting Members: (6)	BMO Capital Markets GKST Inc.
Underwriting Members: (7)	BNY Mellon Capital Markets, LLC
Underwriting Members: (8)	BofA Merrill Lynch
Underwriting Members: (9)	Brandis Tallman LLC
Underwriting Members: (10)	Cabrera Capital Markets, LLC
Underwriting Members: (11)	City National Securities, Inc.
Underwriting Members: (12)	De La Rosa & Co.
Underwriting Members: (13)	Estrada Hinojosa & Company, Inc.
Underwriting Members: (14)	Fidelity Capital Markets
Underwriting Members: (15)	Goldman, Sachs & Co.
Underwriting Members: (16)	Great Pacific Securities
Underwriting Members: (17)	Greancoast Capital Partners LLC
Underwriting Members: (18)	Jefferies & Company
Underwriting Members: (19)	J.P. Morgan
Underwriting Members: (20)	MFR Securities, Inc.
Underwriting Members: (21)	Morgan Stanley
Underwriting Members: (22)	Prager, Sealy & Co., LLC
Underwriting Members: (23)	RH Investments Corporation
Underwriting Members: (24)	Seattle-Northwest Securities Corporation
Underwriting Members: (25)	Southwest Securities, Inc.
Underwriting Members: (26)	Stinson Securities, LLC
Underwriting Members: (27)	Stone & Youngberg
Underwriting Members: (28)	The Williams Capital Group, L.P.
Underwriting Members: (29)	Touissant Capital Partners, LLC
Underwriting Members: (30)	Wedbush Securities
Underwriting Members: (31)	Wells Fargo Securities
Underwriting Members: (32)	Westhoff, Cone & Holmstedt
Underwriting Members: (33)	Wulff, Hansen & Co.